UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2024

Knightscope, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41248	46-2482575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (650) 924-1025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KSCP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 16, 2024, Knightscope, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company approved, among other matters, amendments to the Company’s amended and restated certificate of incorporation, as amended, to effect (i) a reverse stock split of the Company’s Class A Common Stock at a ratio ranging from any whole number between 1-for-5 and 1-for-50, and (ii) a reverse stock split of the Company’s Class B Common Stock at a ratio ranging from any whole number between 1-for-5 and 1-for-50, in each case with the exact ratio as determined by the Company’s board of directors (the “Board”) in its discretion, subject to the Board’s authority to abandon such amendments.

On September 4, 2024, the Board approved a reverse stock split of the Class A Common Stock at a final ratio of 1-for-50 and a reverse stock split of the Class B Common Stock at a final ratio of 1-for-50 (together, the “Reverse Stock Split”) and abandoned all other reverse stock split amendments at different ratios. The Reverse Stock Split is expected to become effective at 5:00 p.m. Eastern Time on September 13, 2024, following the filing of a related Certificate of Amendment with the Secretary of State of the State of Delaware. The Class A Common Stock is expected to commence trading on a split-adjusted basis when the markets open on September 16, 2024, under the existing trading symbol “KSCP.” The new CUSIP number for the Class A Common Stock following the Reverse Stock Split will be 49907V 201.

No fractional shares of either Class A Common Stock or Class B Common Stock will be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of Class A Common Stock or Class B Common Stock, as applicable, that they hold before the Reverse Stock Split is not evenly divisible by the split ratio. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Capital Market (as adjusted to give effect to the Reverse Stock Split) on September 13, 2024.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” “proposes” and similar expressions. Forward-looking statements contained in this Current Report on Form 8-K include without limitation statements regarding the effective date of the Reverse Stock Split and the trading of the Class A Common Stock on a split-adjusted basis. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks, uncertainties and other important factors that could cause actual results to differ materially from such forward-looking statements, including without limitation the risks, uncertainties, and important factors discussed under the heading “Risk Factors” in the Company’s Proxy Statement and its Annual Report on Form 10-K for the year ended December 31, 2023, as updated by its other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are contained, and the Company does not undertake any duty to update any forward-looking statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

knightscope, INC.

Date: September 11, 2024	By:	/s/ William Santana Li
	Name:	William Santana Li
	Title:	Chairman, Chief Executive Officer and President